CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258547 on Form S-6 of our report dated October 8, 2021, relating to the financial statement of FT 9667, comprising Value Line(R) Target Safety 30 4Q '21 - Term 1/9/23 (Value Line(R) Target Safety 30 Portfolio, 4th Quarter 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 8, 2021